Exhibit 10.3
CHENIERE ENERGY, INC.
2011 INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT (UK)

1.Award. Cheniere Energy, Inc., a Delaware corporation (the “Company”), has awarded the undersigned Participant (for purposes of this Agreement, the “Participant”) restricted stock units (this “Award”) effective as of the date set forth on the signature page hereto (the “Grant Date”) pursuant to the Company’s 2011 Incentive Plan, as amended (the “Plan”). Unless otherwise defined in this Restricted Stock Unit Award Agreement (this “Agreement”), capitalized terms used herein shall have the meanings assigned to them in the Plan.
2.Restricted Stock Units. The Company hereby awards the Participant the number of restricted stock units set forth in Schedule A (the “RSUs”). Each RSU constitutes an unfunded and unsecured promise by the Company to deliver (or cause to be delivered) one share of common stock, $0.003 par value per share, of the Company (a “Share”). The RSUs will be subject to vesting in accordance with Paragraph 3 below.
3.Vesting. Subject to the Participant’s continued employment or engagement and Paragraphs 4 and 5, the RSUs shall vest on the date or dates set forth in Schedule A (each, a “Vesting Date”).
4.Termination of Employment or Engagement. Except as otherwise provided in this Paragraph 4, the Participant will automatically forfeit any and all unvested RSUs covered by this Award on the earlier of the date of (1) service of notice of termination of the Participant's employment or engagement by the Company and/or any of its subsidiaries and/or Affiliates, (2) service of notice of resignation by the Participant from such employment or engagement, (and in respect of each of (1) and (2), irrespective of the fact that the effective date of termination of such employment or engagement will not occur until some later date) and/or (3) the summary termination (whether by the Company and/or any of its subsidiaries and/or Affiliates or the Participant) of such employment or engagement, in each case for any reason (the “Trigger Date”). Notwithstanding the foregoing:
(A)Upon the termination of the Participant’s employment or engagement with the Company and/or a subsidiary and/or an Affiliate by the Company and/or a subsidiary and/or an Affiliate without Cause (a “Qualifying Termination”), unvested RSUs will (subject to Paragraph 4(C) below) be treated in accordance with Appendix 1.
(B)Upon the termination of the Participant’s employment or engagement with the Company and/or a subsidiary and/or an Affiliate (1) by the Company and/or a subsidiary and/or an Affiliate due to the disability of the Participant, as defined by Section 6 of the Equality Act 2010 or (2) due to the death of the Participant while performing Continuous Service, unvested RSUs shall (subject to Paragraph 4(C) below) vest in full immediately.
(C)Notwithstanding anything herein to the contrary, unvested RSUs will not vest as a result of a termination by the Company and/or a subsidiary and/or an Affiliate without Cause or due to the disability of the Participant, as defined above, in each case, unless the Participant executes and delivers to the Company (and does not revoke) a fully effective statutory settlement agreement and release of claims at such time(s) and in such form as may be required by the Company (the “Release”). If the Release is not timely executed and delivered by the Participant to the Company, or if such Release is timely executed and delivered but is subsequently revoked by the Participant, then the Participant will automatically forfeit the unvested RSUs covered by this Award effective as of the Trigger Date.
(D)For purposes of this Agreement, the term “Cause” means a separation from service (as defined in Section 409A of the Code) as a result of any of the following:
(i)the willful commission by the Participant of a crime or other act of misconduct that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or an Affiliate;
(ii)the commission by the Participant of an act of fraud in the performance of the Participant’s duties on behalf of the Company or an Affiliate;
(iii)the willful and material violation by the Participant of the Company’s Code of Business Conduct and Ethics Policy; or
(iv)the continuing and repeated failure of the Participant to perform his or her duties to the Company or an Affiliate, including by reason of the Participant’s habitual absenteeism (other than such failure resulting from the Participant’s incapacity due to physical or mental illness), which failure has continued for a period of at least thirty (30) days following delivery of a written demand for substantial performance to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not performed his or her duties;
provided, however, that, notwithstanding anything to the contrary in this Plan, for purposes of determining whether “Cause” exists under this Plan, no act, or failure to act, on the part of the Participant shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be.
The determination of whether Cause exists with respect to the Participant shall be made by the Board (or its designee) in its sole discretion.
(E)For purposes of this Agreement, the term “Related Employer” means (i) an Affiliate that is a member of a controlled group of corporations (as defined in section 414(b) of the Code) that includes the Company, (ii) an Affiliate (whether or not incorporated) that is in common control (as defined in section 414(c) of the Code) with the Company, or (iii) an Affiliate that is a member of the same affiliated service group (as defined in section 414(m) of the Code) as the Company.
5.Change in Control. In the event of a Change in Control of the Company, this Award will be treated in accordance with Appendix 1. For purposes of this Agreement, the term “Change in Control” means the occurrence of any of the following events:
(A)any “person” (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the Company or any Affiliate, (B) any employee benefit plan of the Company or of any Affiliate, (C) an entity owned, directly or indirectly, by stockholders of the

Company in substantially the same proportions as their ownership of the Company, or (D) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3(a) of the Exchange Act), directly or indirectly, of securities of the Company representing 50.1% or more of the shares of voting stock of the Company then outstanding; or
(B)the consummation of any merger, organization, business combination or consolidation of the Company with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company; or
(C)the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or
(D)individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose nomination by the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest or threatened election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.
Notwithstanding the foregoing, a Change in Control shall not occur or be deemed to occur if any event set forth in subsections (A) — (D) above, that would otherwise constitute a Change in Control, occurs as a direct result of the consummation of a transaction solely between the Company and one or more of its controlled Affiliates. Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation payable pursuant to this Award would be subject to the income tax under the Section 409A Rules if the foregoing definition of “Change in Control” were to apply, but would not be so subject if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5), then “Change in Control” means, but only to the extent necessary to prevent such compensation from becoming subject to the income tax under the Section 409A Rules, a transaction or circumstance that satisfies the requirements of both (1) a Change in Control under the applicable clause (A) through (D) above, and (2) a “change in control event” within the meaning of Treasury Regulation Section § 1.409A-3(i)(5).
6.Settlement; Dividend Equivalents; Withholding of Taxes.
(A)Subject to the terms of this Agreement, one Share will be delivered in respect of each vested RSU on or as soon as reasonably practicable, but in no event later than the sixtieth (60th) day, following the date on which the RSUs vest as determined in accordance with

Paragraphs 3, 4 or 5. All ordinary cash dividends that would have been paid upon any Shares delivered in respect of the vested RSUs had such Shares been issued as of the Grant Date (as determined by the Committee) will be paid to the Participant (without interest) on the date on which the RSUs are settled in accordance with this Paragraph 6(A) to the extent that the RSUs vest.
(B)The Company’s obligation to deliver Shares or any other amounts under this Award is subject to the payment of all federal, state and local income, employment and other taxes and social security contributions or other amounts required to be withheld or paid (as appropriate) by the Company or any subsidiary or Affiliate in connection with this Award. The Company and any subsidiary or Affiliate shall have the right to take any action (subject to applicable laws) as may be necessary or appropriate to satisfy any withholding obligations, provided, however, that except as otherwise agreed in writing by the Participant and the Company (or a relevant subsidiary or Affiliate), if the Participant is an Executive Officer or an individual subject to Rule 16b-3, such tax withholding obligations will be effectuated by the Company withholding a number of Shares that would otherwise be delivered in respect of the RSUs with a Fair Market Value equal to the amount of such tax withholding obligations (at the minimum withholding tax rate required by the Code).
7.Participant Covenants.
(A)Non-Competition. In exchange for the promises set forth herein, including the consideration set forth in Paragraph 1, and in order to protect the goodwill, confidential information, customer connections, stability of the workforce, supply chain and other legitimate business interests of the Company and its subsidiaries and Affiliates, during the Participant’s employment or engagement with the Company and/or its subsidiaries and/or Affiliates and for six months (less any period of time the Participant spends on 'garden leave') following the Participant’s termination of employment or engagement for any reason, the Participant will not, directly or indirectly, alone or jointly, with any person or entity, participate in, engage in, consult with, advise, be employed by, own (wholly or partially), possess an interest in, solicit the business of the vendors, suppliers or customers of the Company or any of its subsidiaries or Affiliates for, or in any other manner be involved with, any business or person that is engaged in business activities anywhere in the Territory that are competitive with the Business, provided, however, if the Participant voluntarily resigns within three years following the Grant Date, this Paragraph 7(A) will only apply in the event the Company elects to make the payment set forth in Paragraph 7(E). Notwithstanding the foregoing, the Participant shall not be prohibited from passively owning less than 1% of the securities of any publicly-traded corporation. For purposes of this Paragraph 7, “Territory” means England and/or Wales and/or Scotland and/or Northern Ireland and/or Ireland and/or the State of Texas and/or Louisiana and/or Singapore and/or Chile and/or anywhere else in which the Company and/or any of its subsidiaries and/or Affiliates engages in Business and “Business” means the business of (i) selling, distributing or marketing liquefied natural gas and/or (ii) designing, permitting, constructing, developing or operating liquefied natural gas facilities. Notwithstanding the foregoing, the Participant shall not be prohibited from being employed by, or consulting for, an entity that has a division immaterial to the business of such entity in the aggregate, which division may compete with, or could assist another in competing with the Business carried on by the Company and/or any of its subsidiaries or Affiliates in the Territory (a “Competitive Division”), so long as the Participant is not employed in, and does not perform work for or otherwise provide services to, the Competitive Division.

(B)Non-Solicitation. In exchange for the promises set forth herein, including the consideration set forth in Paragraph 1, and in order to protect the goodwill, confidential information, customer connections, stability of the workforce, supply chain and other legitimate business interests of the Company and its subsidiaries and Affiliates, during the Participant’s employment or engagement with the Company and/or its Affiliates and for one year (less any period of time the Participant spends on 'garden leave') following the Participant’s termination of employment or engagement for any reason, the Participant will not, directly or indirectly, do any of the following or assist any other person, firm, or entity to do any of the following: (a) solicit on behalf of the Participant or another person or entity, the employment or services of, or hire or retain, any person who is employed or engaged (whether as a consultant or independent contractor) by the Company or any of its subsidiaries or Affiliates (i) in an executive, sales, marketing, research, technical, finance, trading or operations capacity or (ii) whose departure from the Company of any of its subsidiaries or Affiliates would have a significant impact on the business of such company or the stability of its workforce and (1) with whom the Participant worked at any time during the 12 months up to and including the termination of the Participant's employment or engagement or (2) in relation to whom as at the date of termination of the Participant's employment or engagement the Participant possessed confidential information, in each case with a view to inducing that person to leave such employment or engagement (whether or not such person would commit a breach of his contract of employment or engagement by reason of leaving), (b) induce or attempt to induce any such employee of the Company or any of its subsidiaries or Affiliates to terminate that employee’s employment with the Company or such subsidiary or Affiliate; (c) induce or attempt to induce any such consultant or independent contractor doing business with or retained by the Company or its subsidiaries or Affiliates to terminate their consultancy or contractual relationship with the Company or such subsidiary or Affiliate or otherwise reduce the services they provide to the Company or such subsidiary or Affiliate or (d) interfere with the relationship of the Company or any of its subsidiaries or Affiliates with any vendor or supplier.
(C)Confidentiality. During the Participant's employment or engagement and thereafter, the Participant shall maintain the confidentiality of the following information: proprietary technical and business information relating to any Company plans, analyses or strategies concerning international or domestic acquisitions, possible acquisitions or new ventures; development plans or introduction plans for products or services; unannounced products or services; operation costs; pricing of products or services; research and development; personnel information; manufacturing processes; installation, service, and distribution procedures and processes; customer lists; any know-how relating to the design, manufacture, and marketing of any of the Company’s services and products, including components and parts thereof; non-public information acquired by the Company concerning the requirements and specifications of any of the Company’s agents, vendors, contractors, customers and potential customers; non-public financial information, business and marketing plans, pricing and price lists; non-public matters relating to employee benefit plans; quotations or proposals given to agents or customers or received from suppliers; documents relating to any of the Company’s legal rights and obligations; the work product of any attorney employed by or retained by the Company; and any other information which is sufficiently confidential, proprietary, and secret to derive economic value from not being generally known including with respect to intellectual property inventions and work product. The Participant shall maintain in the strictest confidence and will not, directly or indirectly, intentionally or inadvertently, use, publish, or otherwise disclose to any person or entity whatsoever, any of the information of or belonging to the Company or to any agent, joint venture, contractor, customer, vendor, or supplier of the

Company regardless of its form, without the prior written explicit consent of the Company. The Participant acknowledges that the foregoing information is not generally known, is highly confidential and constitutes trade secrets or confidential information of the Company. The Participant shall take reasonable precautions to protect the inadvertent disclosure of information. The foregoing shall not apply to information that the Participant is required to disclose by applicable law, regulation, or legal process (provided that the Participant provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information). Notwithstanding the foregoing, nothing in this Agreement prohibits the Participant from reporting possible violations of federal law or regulation to any government agency or entity or making other disclosures that are protected under whistleblower provisions of law (including, without limitation, a protected disclosure in accordance with the provisions set out in the Employment Rights Act 1996).  The Participant does not need prior authorization to make such reports or disclosures and is not required to notify the Company that the Participant has made any such report or disclosure.
(D)Non-Disparagement. During the Participant's employment or engagement and thereafter, the Participant shall not make or publish any disparaging statements (whether written, electronic or oral) regarding, or otherwise malign the business reputation of, the Company, its subsidiaries or Affiliates or any of their respective officers, directors, managers, employees or partners.
(E)Voluntary Resignation. If (a) the Participant voluntarily resigns within three years following the Grant Date and (b) the Company elects to enforce the covenants in Paragraph 7(A), then the Company agrees, as further consideration for the covenants set forth in this Section 7 and subject to the remaining terms of this Section 7(E), to procure that the Company or one of its subsidiaries or Affiliates shall continue to pay the Participant his or her base salary (at the rate in effect at the time of the Participant’s voluntary resignation) in accordance with the Company's or its subsidiaries' or Affiliates' regular payroll dates for six months following the date of such voluntary resignation (provided always that any payments of base salary during any period of garden leave shall count towards discharging the Company's obligations under this Paragraph 7(E)). The payment of the Participant's base salary in accordance with this Paragraph 7(E) will begin on the first payroll after the Release has been executed and delivered to the Company by the Participant (and not revoked) and become fully effective and irrevocable in accordance with the terms of Paragraph 4(C) of this Agreement (with the first payment including the aggregate amount that would have been paid in the period from the Termination Date to said first payroll date). If a Release is not timely executed and delivered by the Participant to the Company, or if such release is timely executed and delivered but is subsequently revoked by the Participant, then the Participant will not be entitled to the base salary continuation set forth in this Paragraph 7(E). The Participant agrees to promptly notify the Company of the date on which the Participant begins employment or engagement with any new company or person in compliance with this Paragraph 7 (the “Commencement Date”) within six months following the Participant’s voluntary resignation. The Company will not have any obligation to pay the Participant's base salary in accordance with this Paragraph 7(E) after the Commencement Date.

(F)Participant Acknowledgements.
(i)The Participant agrees that the restrictions in this Paragraph 7 are reasonable in light of the scope of Company’s business operations, the Participant’s position within the Company and its subsidiaries and Affiliates, the interests which the Company and its subsidiaries and Affiliates seeks to protect, and the consideration provided to the Participant. The Participant agrees that these restrictions go only so far as to protect the legitimate business interests of the Company, and its subsidiaries and Affiliates, and that those interests are worth protecting for the continued success, viability, and goodwill of the Company and its subsidiaries and Affiliates.
(ii)The Participant expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in this Paragraph 7 may result in substantial, continuing, and irreparable injury to the Company and/or its subsidiaries and/or Affiliates for which monetary damages alone would not be a sufficient remedy. Therefore, the Participant hereby agrees that, in addition to any other remedy that may be available to the Company or its subsidiaries or Affiliates (including pursuant to Paragraph 9), in the event of any breach or threatened breach of any of the terms and/or conditions set forth in this Paragraph 7, the Company and/or its subsidiaries and/or Affiliates shall be entitled to injunctive relief, specific performance or other equitable relief by a court of appropriate jurisdiction, without the requirement of posting bond or the necessity of proving irreparable harm or injury as a result of such breach or threatened breach. Without limitation on the rights of the Company and/or its subsidiaries and/or Affiliates under the foregoing sentence or under Paragraph 9, in the event of any actual breach of any of the terms and/or conditions set forth in (a) Paragraph 7(A) or 7(B) during the term of such covenants, or (b) Paragraphs 7(C) or (D) of this Agreement prior to the first anniversary of the date on which the Participant’s employment or engagement terminates for any reason: (i) if the Award is unvested, then the Award will immediately be forfeited for no consideration; (ii) the Company will cease to be obligated to furnish the Participant any further payments or deliveries pursuant to this Agreement; and (iii) the Participant shall promptly repay to the Company an amount equal to the gain realized in respect of this Award within the three preceding years (which gain shall be deemed to be an amount equal to the aggregate Fair Market Value, on each of the date(s) on which the Award is settled, of the Shares delivered to the Participant under this Award within such three-year period); provided that the foregoing repayment obligations, and the cessation of further payments and benefits, shall be without prejudice to the Company’s and its subsidiaries' and Affiliates' other rights.
8.Cooperation. Following the termination of the Participant’s employment or engagement with the Company or its subsidiaries or Affiliates for any reason, the Participant agrees (i) to reasonably cooperate with the Company, its subsidiaries or Affiliates and each of their respective directors, officers, attorneys and experts, and take all actions the Company and/or its subsidiaries and/or Affiliates may reasonably request, including but not limited to cooperation with respect to any investigation, government inquiry, administrative proceeding or litigation relating to any matter in which the Participant was involved or had knowledge during the Participant’s employment or engagement with the Company or its subsidiaries or Affiliates and (ii) that, if called upon by the Company, its subsidiaries or Affiliates, the Participant will provide assistance with respect to business, personnel or other matters which arose during the Participant’s employment or engagement with the Company, its subsidiaries or Affiliates or as to which the Participant has relevant information, knowledge or expertise, with such cooperation including, but not limited to, completing job tasks in progress, transitioning job tasks to other personnel of the Company or its subsidiaries or Affiliates, responding to questions and being available for such purposes. Any cooperation requests shall take into account the Participant’s personal and business commitments, and the Participant shall be reasonably compensated for the Participant’s time (if appropriate for the matter) and further reimbursed for any documented expenses (including reasonable attorney’s fees) incurred in connection with such cooperation within thirty (30) days of the Participant providing an invoice to the Company, as the Company considers reasonable and only to the extent permitted and provided for by any applicable rules, including any rules of Court or Practice Direction, from time to time.
9.Forfeiture/Clawback.
(A)The delivery of Shares under this Award is subject to any policy (whether in existence as of the Grant Date or later adopted) established by the Company or required by applicable law providing for clawback or recovery of amounts that were paid to the Participant. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.
(B)In addition to Paragraph 9(A) and notwithstanding anything to the contrary in this Agreement, if the Board or Committee determines that the Participant has, without the consent of the Company, violated a non-competition, non-solicitation or non-disclosure covenant (including the covenants in Paragraph 7) between the Participant and the Company or any subsidiary or any Affiliate, then the Board or Committee may in its sole discretion (i) determine that all or any portion of any unvested RSUs shall be forfeited for no consideration and/or (ii) require the Participant to promptly repay to the Company any gain realized in respect of this Award within the three years preceding the date on which the Board or Committee determines that any of the events described above has occurred (which gain shall be deemed to be an amount equal to the aggregate Fair Market Value, on each of the date(s) on which the Award is settled, of the Shares delivered to the Participant under this Award within such three-year period). Unless otherwise required by law, the provisions of this Paragraph 9(B) shall apply during the Participant’s employment and/or engagement with the Company and/or its Affiliates and for one year following the Participant’s termination of employment and/or engagement for any reason. The foregoing forfeiture and repayment obligations shall be without prejudice to any other rights that the Company and/or any subsidiary or Affiliate may have.
10.Effect of the Plan. This Award is subject to all of the provisions of the Plan and this Agreement, together with all of the rules and determinations from time to time issued by the Committee and/or the Board pursuant to the Plan, including the restrictions in the Plan on the transferability of awards. In the event of a conflict between any provision of the Plan and this Agreement, the provisions of this Agreement shall control but only to the extent such conflict is permitted under the Plan. By accepting this Award, the Participant acknowledges that he or she has received a copy of the Plan and agrees that the Participant will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with applicable securities and other applicable laws, rules or regulations, or with this document or the terms of the Plan.
11.Amendment and Termination; Waiver. This Agreement, together with the Plan, constitutes the entire agreement by the Participant and the Company with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between the Participant and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may not be amended or terminated by the Company in a manner that would be materially adverse to the Participant without the written consent of the Participant, provided that the Company may amend this Agreement unilaterally (a) as provided in the Plan or (b) if the Company determines that an amendment is necessary to comply with applicable law (including the requirements of the Code). Any provision for the benefit of the Company contained in this Agreement may be waived in writing, either generally or in any particular instance, by the Company. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.
12.Unsecured Obligation. The Company’s obligation under this Agreement shall be an unfunded and unsecured promise. The Participant’s right to receive the payments and benefits contemplated hereby from the Company under this Agreement shall be no greater than the right of any unsecured general creditor of the Company, and the Participant shall not have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and the Company or any other person.
13.No Right To Continued Employment or Engagement. Neither this Award nor anything in this Agreement shall confer upon the Participant any right to continued employment or engagement with the Company (or its subsidiaries or Affiliates or their respective successors) or shall interfere in any way with the right of the Company (or its subsidiaries or Affiliates or their respective successors) to terminate the Participant’s employment or engagement at any time.
14.Tax Matters; No Guarantee of Tax Consequences. This Agreement is intended to be exempt from, or to comply with, the requirements of Section 409A of the Code and this Agreement shall be interpreted accordingly; provided that in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Each payment under this Agreement will be treated as a separate payment for purposes of Section 409A of the Code. The Company makes no commitment or guarantee to the Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Agreement.
15.Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware to the extent federal law does not supersede and preempt Delaware law (in which case such federal law shall apply).
16.Severability; Interpretive Matters. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural and vice versa. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement granted hereunder for construction or interpretation.

17.Waiver. By participating in the Plan, the Participant waives all and any rights to compensation or damages in consequence of the termination of his or her employment or engagement with the Company and/or any past or present subsidiary or Affiliate for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from his ceasing to have rights under the Plan (including ceasing to be entitled to any RSU) as a result of such termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan, any determination by the Board (or its designee) pursuant to a discretion contained in the Plan or the provisions of any statute or law relating to taxation.
18.Counterparts. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same force and effect as if the signature thereto and hereto were upon the same instrument.
[Remainder of Page Blank — Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date indicated below.

COMPANY:

CHENIERE ENERGY, INC.

By:
Name:
Title:

I hereby accept the Award subject to all of the terms and provisions hereof. I acknowledge and agree that the Award shall vest and become payable, if at all, only during the period of my continued service with the Company or as otherwise provided in this Agreement (not through the act of issuing the Award).

PARTICIPANT:

By:
Name:

Grant Date:

[Signature Page — Restricted Stock Unit Award under 2011 Incentive Plan]

Schedule A

•	RSUs: ●

•	Vesting Dates:

Date	Number of RSUs that Vest
[●]	●
[●]	●
[●]	●

Appendix 1 — Termination and Change in Control

1.	Qualifying Termination - Treatment of Outstanding RSUs
In the circumstances set out in Paragraph 4(A) of this Agreement and subject to the terms and conditions of this Agreement, the Participant shall be entitled to acceleration of vesting of:
(a)In the event of a Qualifying Termination of a Participant not during the Protection Period (as defined below), (i) subject to Section 1(C) below, unvested RSUs that were granted within the six (6) month period immediately preceding the Trigger Date will be automatically forfeited for no consideration, and (ii) subject to sub-clause (i) hereof, the Participant's outstanding unvested RSUs will automatically vest with respect to such RSUs that would have vested had the Participant remained continuously employed through the first anniversary of the Qualifying Termination, and
(b)In the event of a Qualifying Termination of a Participant during the Protection Period, all of the Participant’s outstanding unvested RSUs will automatically vest in full.
(c)Notwithstanding anything in this Appendix 1, if a Qualifying Termination occurs prior to a Change in Control, no RSUs that are unvested as of the Qualifying Termination (after taking into account vesting acceleration pursuant to Section 1(A) above) shall lapse or be forfeited solely on account of such Qualifying Termination; provided, however, if the Change in Control has not occurred within the 3-month period immediately following the Trigger Date thus resulting in such Qualifying Termination occurring outside the Protection Period, all such unvested RSUs shall automatically lapse and be forfeited for no consideration at the end of such 3-month period.
2.Vesting on Change in Control
Subject to the terms and conditions of this Agreement, if a Participant remains continuously employed or engaged with the Company or a Related Employer from the date of his or her commencement of participation in the Plan through the date of a Change in Control:
A.Subject to Section 2(B) of this Appendix 1, all of the Participant's outstanding unvested RSUs will automatically vest in full as of the date of the Change in Control.
B.Notwithstanding anything herein to the contrary, unvested RSUs will not vest as a result of a Change in Control unless, if requested by the Company, the Participant executes and delivers to the Company (and does not revoke) a Release. If the Release is not timely executed and delivered by the Participant to the Company, or if such Release is timely executed and delivered but is subsequently revoked by Participant, then the unvested RSUs covered by this Award will lapse immediately.
C.Subject to the terms and conditions of this Agreement, a Participant’s outstanding RSUs vesting pursuant to Section 2 of this Appendix 1 shall be settled as soon as administratively practicable following the expiration of the period during which the Participant may revoke the Release, but in all events no later than the end of the sixtieth (60th) day following the date of the Change in Control.

3.Definitions
For the purposes of this Appendix, the following term shall have the following meaning:
A."Protection Period" shall mean the period beginning three (3) months prior to a Change in Control and ending two (2) years after such Change in Control.

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